                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the references to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated March 14, 2000, except for Note 13, as to which the date is April 29, 2000, and
Note 16, as to which the date is June 29, 2000, in the Registration Statement (Form SB-2) and related Prospectus of FutureLink Corp. dated September 25, 2000.

                                             /s/ ERNST & YOUNG LLP


Orange County, California
September 21, 2000